Exhibit 6.17
ALLONGE TO UNSECURED PROMISSORY NOTE

Effective as of April 16, 2018, that certain Promissory Note, bearing a dated date of March 30, 2017, made by HC Government Realty Holdings, L.P. and payable to Baker Hill Holdings, LLC in the original principal amount of $2,770,000.00, a specimen copy of which is attached hereto as Exhibit A (the “HCGRH Unsecured Note”) is amended, as follows:

The “Maturity Date”, as defined in the HCGRH Unsecured Note is changed to, and the HCGRH Unsecured Note is amended to provide that, the Maturity Date thereof is May 1, 2019, and if all principal and accrued interest has not been paid and satisfied in full on or before such date, then and in such event the outstanding principal balance of this Note from and after such date shall bear interest at the rate of fifteen percent (15.0%) per annum until paid and satisfied in full.

The undersigned holder of the HCGRH Unsecured Note hereby certifies that he, she or it is the holder of the HCGRH Unsecured Note, which is free and clear of any encumbrances and has not been assigned, pledged, hypothecated or otherwise transferred in whole or in part by the undersigned, who or which consents to the change and amendment made hereby.

MAKER:

HC GOVERNMENT REALTY HOLDINGS, L.P.
By: HC Government Realty Trust, Inc.
       Its: General Partner

       By: /s/ Robert R. Kaplan

Its:       Authorized Signatory

HOLDER:

BAKER HILL HOLDINGS, LLC

By: /s/ Philip Kurlander
   Its:     Manager

This Allonge shall be deemed to be, and shall be a part of, the HCGRH Unsecured Note whether or not physically attached thereto.

UNSECURED PROMISSORY NOTE

  Sarasota, Florida
$2,770,000.00                                                                                                                                                                                                                                                                                                                                                                                              March 30, 2017

FOR VALUE RECEIVED, HC Government Realty Holdings, L.P., a Delaware limited partnership (“Borrower”), promises to pay to the order of Baker Hill Holding, LLC, a New York limited liability company (the “Lender”), the principal amount of Two Million Seven Hundred-Seventy Thousand and 00/100 U.S. Dollars ($2,770,000.00), plus interest on the balance remaining from time to time unpaid in like money at the rate Twelve percent (12.00%) per annum, (the “Rate”). Accrued interest at the Rate will be calculated on the basis of a 360-day year and shall be paid monthly in arrears for the actual number of days elapsed, the first such interest payment being due and payable on May 1, 2017 and thereafter on the first day of each succeeding month (if the first day of any such month is not a business day, which is a weekday that is not a holiday and on which financial institutions and other deposit gathering institutions in the Borough of Manhattan, City and State of New York are open for business generally, then the interest payment otherwise due on such first day of the month shall be paid on the next succeeding business day) through and including March 27, 2018 (the “Maturity Date”), on which date, if not sooner paid, as hereinafter provided, the entire outstanding principal balance of this Promissory Note (this “Note”), together with accrued but unpaid interest thereon, shall become and be due and payable in full.

1.           Prepayment. At any time on or after One Hundred Eighty (180) days next following the dated date of this Note, Borrower may prepay the outstanding principal balance of this Note, notwithstanding anything to the contrary contained herein, in whole or in part, together with any interest accrued on the outstanding principal balance hereof at the Rate that is unpaid to the time of prepayment, at any time on or after such One Hundred Eightieth (180th) day but before the Maturity Date without penalty or premium of any kind. All payments made under this Note shall be applied first to accrued and unpaid interest and then to principal.

2.           Default. Each of the following shall constitute an “Event of Default” hereunder:

(a)           Failure by Borrower to pay any principal of, or interest on, the Note when due, whether at maturity or by reason of acceleration following a default or otherwise, which default is not cured by Borrower on or before the expiration of ten (10) days after the due date therefor; or

(b)           Breach of any of Borrower’s representations, warranties or covenants contained herein, which default is not cured by Borrower on or before the expiration of thirty (30) days after written notice from Lender.

                             3.          Remedies. Upon the occurrence of an Event of Default hereunder and at any time thereafter, the Lender may declare the entire outstanding principal balance of this Note and all accrued but unpaid interest thereon to be immediately due and payable without presentment, demand, protest, notice of dishonor or any other notice of any kind (except as otherwise expressly provided herein). The rights and remedies of Lender following the occurrence of an Event of Default hereunder shall be cumulative, and no failure or delay by Lender in exercising any such right or remedy shall be deemed a waiver thereof or of any other right or remedy which Lender may have against Borrower, whether at law, in equity or by statute.

               4.           Miscellaneous.

                                                (a)           Governing Law; Consent to Jurisdiction and Venue. This Note shall be construed and enforced under the laws of the State of Delaware applicable to contracts to be wholly performed therein. Borrower and Lender (by accepting this Note) irrevocably consent to the jurisdiction of the state and federal courts sitting in or for the City of Wilmington, Delaware, for any litigation instituted against Borrower by Lender which arises out of, or is in any way connected with, this Note. Borrower and Lender (by accepting this Note) further agree that venue for any such action shall lie exclusively with such courts sitting in the City of Wilmington, Delaware, unless Borrower and Lender otherwise agree in writing.

                                               (b)            Loss of Note. Upon receipt of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, and of indemnity reasonably satisfactory to Borrower if lost, stolen or destroyed, and upon surrender and cancellation of this Note if mutilated, Borrower shall execute and deliver to Lender a new Note of like date, tenor and denomination.

                                               (c)           Waiver of Presentment, Etc. Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral available to Lender, if any, and to the addition or release of any other party or person primarily or secondarily liable.

                                               (d)            Amendment. This Note may only be amended or modified by an instrument in writing subscribed by the Lender and the Borrower.

                                               (e)             Notices. Any notices required to be given under the terms of this Note shall be given in writing by United States certified or registered mail, postage prepaid, return receipt requested, by email, or by overnight private courier, addressed to the party to be served at the address below:

If to Borrower:
 HC Government Realty Holdings, LP
 c/o HC Government Realty Trust, Inc.,
     General Partner
 Attention: Edwin M. Stanton, CEO
 1819 Main Street
 Suite 212
 Sarasota, Florida 34236
 E-mail: estanton@holmwoodcapita.co

If to Lender:	Baker Hill Holdings, LLC c/o Dr. Philip Kurlander 54 Phipps Lane Plainview, New York 11803 Email: pkurlander@holmwoodcapital.com

                                       (g)             Section References. The section references contained in this Note are for reference purposes only and shall not influence the interpretation or construction of this Note.

                            5.  Subordination. The payment of principal of, and interest on, this Promissory Note is subordinated in all respects to that certain $10,875,000.00 First Mortgage Loan (the “First Mortgage Loan”) from Park Sterling Bank (“Park Sterling”) to GOV Norfolk, LLC, a Delaware limited liability company (“GOV Norfolk”), an entity wholly-owned by the Borrower, which First Mortgage Loan is made of even date herewith, and which First Mortgage Loan is secured by, among other things, a first and prior lien on and security interest in, that certain real property and improvements thereon located at 5850 Lake Herbert Drive, Norfolk, Virginia (collectively, the “Property”). Notwithstanding anything to the contrary contained in this Note, the Borrower may make payments to Lender on the terms and conditions set forth in this Note until such time as GOV Norfolk receives written notice from Park Sterling that it is in default under the First Mortgage Loan, or facts exist, which with the giving of notice, the passage of time, or both, will result in a default by GOV Norfolk under the First Mortgage Loan. Additionally, Borrower will not repay this Note with the proceeds of replacement financing without first obtaining the consent of Park Sterling, which consent will not be unreasonably withheld.

(Signature Follows)

IN WITNESS WHEREOF, Borrower has executed this Note effective as of the date and year first above written.

BORROWER:

HC Government Realty Holdings, L.P., a
Delaware limited partnership

                                                                                         By: HC Government Realty Trust, Inc
                                                                                                Its: General Partner

                                                                                                         By:    /s/ Robert R Kaplan
                                                                                                         Name: Robert R Kaplan
                                                                                                         Its: Authorized Signatory

(Signature Page to $2,770,000 Note Made in Favor of Baker Hill Holdings, LLC,
a New York Limited Liability Company, as Lender)

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